Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the captions “Fund Service Providers” and "Independent Registered Public Accounting Firm" in the Prospectus and “Miscellaneous Information - Independent Registered Public Accounting Firm” in the Statement of Additional Information in the Registration Statement (Form N-1A) and related Prospectus and Statement of Additional Information of the Claymore Exchange-Traded Fund Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 179 to the Registration Statement under the Securities Act of 1933 (Registration No. 333-134551).

                                                                                                                /s/ Ernst & Young LLP

Chicago, Illinois
March 22, 2012